CERTIFICATE OF MERGER OF
                          SKY KING COMMUNICATIONS, INC.
                                      INTO
                              VDC (DELAWARE), INC.


         The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,


         DOES HEREBY CERTIFY:


         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

                 Name                             State of Incorporation
        VDC (Delaware), Inc.                           Delaware
        Sky King Communications, Inc.                  Connecticut

         SECOND: That an Amended and Restated Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.


         THIRD: That the surviving corporation of the merger is VDC (Delaware), Inc.


         FOURTH: Article 1 of the Certificate of Incorporation of the surviving corporation shall be amended to read as follows:


            "1. The name of the corporation is Sky King Communications, Inc."


         FIFTH: That the executed Amended and Restated Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 25 Doubling Road, Greenwich, CT 06830.


         SIXTH: That a copy of the Amended and Restated Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporation.


         SEVENTH: The authorized capital stock for Sky Communications, Inc. is 2,000 shares of common stock, $1.00 par value per share.


         EIGHTH: The merger shall become effective upon the filing of this Certificate of Merger with the State of Delaware.

         IN WITNESS WHEREOF, VDC (Delaware), Inc. has caused the Certificate to be signed by Andrew Panzo, its authorized officer, this 5th day of March, 1998.


                                            VDC (DELAWARE), INC.


                                            By: /s/ Andrew Panzo
                                                -------------------------------
                                                Andrew Panzo, President


                                      - 2 -